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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  February 22, 2001


                      Better Minerals & Aggregates Company
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                333-32518                      55-0749125
         (Commission File Number)    (IRS Employer Identification No.)


                         Route 522 North, P.O. Box 187
                     Berkeley Springs, West Virginia 25411
          (Address of principal executive offices, including zip code)


                                 (304) 258-2500
              (Registrant's telephone number, including area code)


                                      N/A
         (Former name or former address, if changed since last report)



Item 5.  Other Events.

     On March 5, 2001, Better Minerals & Aggregates Company issued a press release. A copy of such press release is attached hereto as Exhibit 99.1. In addition, in such press release,
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the Company announced that it had recently amended its Credit Agreement. A copy of such amendment is attached hereto as Exhibit 10.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements.

         Not applicable.

(b)      Pro Forma Financial Information.

         Not applicable.

(c)      Exhibits.

         Exhibit Number  Description
         --------------  -----------

         10.1 Amendment No. 3 to the Credit Agreement, dated as of December 31, 2000, among BMAC Holdings, Inc., Better Minerals & Aggregates Company, Banque Nationale de Paris and the banks, financial institutions and other institutional lenders parties to the Credit Agreement, dated as of September 30, 1999, as amended, among such lenders, Better Minerals & Aggregates Company and Banque Nationale de Paris.

         99.1            Press release, dated March 5, 2001.

                                       2
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Better Minerals & Aggregates Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Better Minerals & Aggregates Company


Date:  March 5, 2001             By:  /s/ Gary E. Bockrath
                                      ------------------------------
                                      Name:  Gary E. Bockrath
                                      Title: Vice President and
                                             Chief Financial Officer


EXHIBIT INDEX

Exhibit Number    Description                         Page
--------------    -----------                         ----

10.1 Amendment No. 3 to the Credit Agreement, dated as of December 31, 2000, among BMAC Holdings, Inc., Better Minerals & Aggregates Company, Banque Nationale de Paris and the banks, financial institutions and other institutional lenders parties to the Credit Agreement, dated as of September 30, 1999, as amended, among such lenders, Better Minerals & Aggregates Company and Banque Nationale de Paris.

99.1              Press release, dated March 5, 2001.

                                       3